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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       August 22, 1995
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                   WASHINGTON REAL ESTATE INVESTMENT TRUST
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             (Exact name of registrant as specified in its charter)



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
         District of Columbia                      1-6622                        53-0261100
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(State or other jurisdiction of            (Commission File                  (IRS Employer
  incorporation)                             Number)                          Identification Number)
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         10400 Connecticut Avenue, Kensington, Maryland            20895
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         (Address of principal executive offices)                  (Zip Code)



Registrant's telephone number, including area code       (301) 929-5900
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On August 22, 1995 WRIT purchased Frederick County Square, a 233,000 square foot shopping center located on West Patrick Street (U.S. Route 40) in Frederick, Maryland from Noro - Frederick Square Holdings, B.V., for a purchase price of $13,350,000. As part of the purchase price, WRIT assumed an existing mortgage of approximately $7,752,000, bearing interest at 9% and maturing on January 1, 2003. The cash portion of the purchase price was paid out of working capital, which includes the net proceeds of WRIT's recent public offering. On date of acquisition, the center was 100% leased to 23 tenants and is anchored by K-Mart, MJ Designs, F&M Drugs and Jo-Ann Fabrics.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial Statements of Businesses Acquired

                 The acquisition, when aggregated with previously reported acquisitions completed on January 26, 1995 and May 17, 1995, constitutes the acquisition of a "significant amount of assets" as defined in regulation S-X. It is impracticable for WRIT to provide the required financial statements for the substantial majority of the assets acquired at the time this report is being filed. The required financial statements will be filed promptly, and in any event within 60 days after the required filing date of this report.

         (b)     Pro Forma Financial Information

                 It is impracticable for WRIT to provide the required pro forma financial information at the time this report is being filed. The required pro forma financial information will be filed promptly, and in any event within 60 days after the required filing date of this report.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          WASHINGTON REAL ESTATE INVESTMENT TRUST
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                                        (Registrant)




                          By:  /s/ Larry E. Finger
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                                        (Signature)

                              Larry E. Finger
                              Senior Vice President &
                              Chief Financial Officer




            September 6, 1995
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                 (Date)